Exhibit 5.18

CONSENT OF G MINING SERVICES INC.

The undersigned hereby consents to the use of their report(s), and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation (File No. 333-190073).

G MINING SERVICES INC.

/s/ Louis Gignac
By:	Louis Gignac
Title:	President

Dated:	January 15, 2014